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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 9, 2001


                             FLEMING COMPANIES, INC.
                    -----------------------------------------
               (Exact Name of Registrant as Specified in Charter)

               Oklahoma                                 1-8140                                48-0222760
  ------------------------------------      --------------------------------     ------------------------------------
    (State or Other Jurisdiction of             (Commission File Number)         (I.R.S. Employer Identification No.)
             Incorporation)

                 1945 Lakepointe Drive, Lewisville, Texas 75057
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 906-8000
                     ---------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                       -----------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.           OTHER EVENTS.

         On July 9, 2001, the registrant and the plaintiffs in the Storehouse Markets, Inc. et. al. v. Fleming Companies, Inc., et. al. case executed a definitive agreement to settle all claims for $16 million which will be paid by Fleming and its insurers. The United States District Court for the Western District of Missouri preliminarily approved the settlement agreement on July 9, 2001, subject to final court approval at a hearing scheduled for September 10, 2001. If the settlement is not finally approved by the district court, or if the Storehouse Markets case otherwise goes forward, we intend to vigorously defend against these claims, but we cannot predict the outcome of the case. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FLEMING COMPANIES , INC.


                               By: /s/ CARLOS M. HERNANDEZ
                                   ------------------------------------------
                                       Carlos M. Hernandez
                                       Senior Vice President, General Counsel
                                       and Secretary


Date:  July 11, 2001


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